CURRENT REPORT FOR ISSUERS SUBJECT TO THE

1934 ACT REPORTING REQUIREMENTS

FORM 8-K

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

May 19, 2005

Date of Report

(Date of Earliest Event Reported)

360 GLOBAL WINE COMPANY

(Exact name of registrant as specified in its charter)

Nevada	(Commission File Number)
(State or other jurisdiction of incorporation)		(IRS Employer Identification No.)

One Kirkland Ranch Road,

Napa, California 94558

(Address of principal executive offices (zip code))

(707) 254-9100

(Registrant's telephone number, including area code)

KNIGHTSBRIDGE FINE WINES, INC

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

From June 5, 2003 until August 20, 2004, Marks Paneth & Shron, LLP was engaged as 360 Global Wine Company’s independent auditor.  On April 30, 2005, MPS and 360 reached a full and final settlement of the outstanding invoices 360 owed to MPS.  However, MPS did not sign the Settlement Agreement and Release until May 19, 2005.  Under the terms of the Settlement Agreement and Release, 360 shall pay One Hundred and Fifty Thousand Dollars ($150,000) to MPS, $20,000 of which was paid upon execution of the Agreement and the remainder of which will be paid according to that certain Promissory Note dated April 30, 2005 between the parties.  Beginning on the one-year anniversary of the Note, any unpaid Principal shall bear interest at a rate of ten percent (10%) per annum.  The Principal amount of the Note is due on April 30, 2007, an Event of Default or upon a Loan Liquidity Event as those terms are defined in the Note.  The parties also entered into a Security Agreement to secure payment of the Note.  Under the Security Agreement, MPS retained a security interest, which is junior to existing 360 creditors, in all of 360’s properties and assets.

Section 9 – Financial Statements and Exhibits

Item 9.01:  Financial Statements and Exhibits

(c) Exhibits

Exhibit No.

Description

10.1	Settlement Agreement and Release
10.2	Promissory Note
10.3	Security Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

360 Global Wine Company

By: Joel Shapiro Joel Shapiro